EXHIBIT 11



                               AMGEN INC.
                    COMPUTATION OF PER SHARE EARNINGS
                           PRIMARY COMPUTATION
                  (In millions, except per share data)
                               (Unaudited)

                                 Three Months Ended   Six Months Ended
                                      June 30,            June 30,
                                   1997      1996      1997      1996
                                 ------   -------    ------    ------

  Net income ..................  $200.5    $178.7    $380.8    $322.3
                                 ======    ======    ======    ======

  Applicable common and common
   stock equivalent shares:

  Weighted average shares of
   common stock outstanding
   during the period ..........   265.3     264.9     265.3     265.4

  Incremental number of shares
   outstanding during the
   period resulting from the
   assumed exercises of stock
   options ....................    12.2      16.0      12.5      16.8
                                 ------    ------    ------    ------
  Weighted average shares of
   common stock and common
   stock equivalents
   outstanding during the
   period .....................   277.5     280.9     277.8     282.2
                                 ======    ======    ======    ======

  Earnings per common share
   primary.....................  $  .72    $  .64    $ 1.37    $ 1.14
                                 ======    ======    ======    ======

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                                                             EXHIBIT 11



                               AMGEN INC.
                    COMPUTATION OF PER SHARE EARNINGS
                        FULLY DILUTED COMPUTATION
                  (In millions, except per share data)
                               (Unaudited)

                                 Three Months Ended   Six Months Ended
                                      June 30,            June 30,
                                   1997      1996      1997      1996
                                 ------    ------    ------    ------

  Net income ..................  $200.5    $178.7    $380.8    $322.3
                                 ======    ======    ======    ======

  Applicable common and common
   stock equivalent shares:

  Weighted average shares of
   common stock outstanding
   during the period ..........   265.3     264.9     265.3     265.4

  Incremental number of shares
   outstanding during the
   period resulting from the
   assumed exercises of stock
   options ....................    12.2      16.0      12.5      16.8
                                 ------    ------    ------    ------
  Weighted average shares of
   common stock and common
   stock equivalents
   outstanding during the
   period .....................   277.5     280.9     277.8     282.2
                                 ======    ======    ======    ======

  Earnings per common share
   fully diluted ..............  $  .72    $  .64    $ 1.37    $ 1.14
                                 ======    ======    ======    ======

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